EXHIBIT 11.1

                      ANDRX CORPORATION AND SUBSIDIARIES
                      COMPUTATION OF NET LOSS PER SHARE

                                                                                                   FOR THE THREE MONTHS
                                                    FOR THE YEARS ENDED DECEMBER 31,                  ENDED MARCH 31,
                                           -------------------------------------------------  ----------------------------
                                                 1993             1994             1995            1995            1996
                                           --------------- ---------------  --------------- ------------- -------------
                                                                                                        (UNAUDITED)

Net loss ................................    $(2,044,300)     $(3,104,500)      $(5,187,000)    $ (653,700)    $  (722,400)
                                           ===============  ===============   ===============  =============  =============

Actual weighted average shares
  of common stock outstanding ...........      7,535,500        8,548,800         9,297,900      8,548,800      10,727,100

Impact of shares issued within
  12 months of initial public offering,
  after application of the treasury
  method ................................        103,000          103,000            92,000        103,000          --

Impact of warrants exercised within
  12 months of initial public offering,
  after application of the treasury
  method ................................         90,100           90,100            40,400         90,100          --

Impact of options granted within
  12 months of initial public offering,
  after application of the treasury
  method ................................         16,500           16,500            16,500         16,500          16,500
                                           --------------- ---------------  --------------- ------------- -------------

Weighted average shares of
  common stock outstanding ..............      7,745,100        8,758,400         9,446,800      8,758,400      10,743,600
                                           ===============  ===============   ===============  =============  =============

Net loss per share ......................    $     (0.26)     $     (0.35)      $     (0.55)    $    (0.07)    $     (0.07)
                                           ===============  ===============   ===============  =============  =============